Exhibit 7.1

暉誼 香港) 會計師事務所有限公司
PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel : 35763455Fax : 26251263

August 4, 2010

Securities and Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We have read China Green, Inc.’s financial statements and exhibits included under item 9.01 of its form 8-K hereby filed, and we agree with such statements.

Regards,

/s/ Parker Randall CF

Parker Randall CF (HK) CPA